SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CILCORP INC

          GABELLI FOUNDATION
                                10/18/99            5,000-           65.0000
          GAMCO INVESTORS, INC.
                                10/04/99            3,100            64.6815
                                10/18/99          260,400-           65.0000
          GABELLI ASSOCIATES LTD
                                10/15/99            4,400-           65.2770
                                10/14/99            5,800-           65.2543
                                10/11/99            2,400-           65.0104
                                10/18/99           30,800-           65.0000
          GABELLI ASSOCIATES FUND
                                10/14/99            2,800            65.0625
                                10/13/99            6,100            65.0625
                                10/12/99           22,900            65.0819
                                10/07/99              400            64.7500
                                10/05/99            1,000            64.7500
                                10/18/99          121,700-           65.0000
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                10/08/99            3,900            64.8625
                                10/07/99           18,100            64.9039
                                10/18/99          102,000-           65.0000
               THE GABELLI UTILITY TRUST FUND
                                10/18/99           75,000-           65.0000
               THE GABELLI TELECOMMUNICATION FUND
                                10/18/99           20,000-           65.0000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                10/18/99           19,400-           65.0000
               THE GABELLI EQUITY TRUST,INC.
                                10/18/99           63,000-           65.0000
               THE GABELLI EQUITY INCOME FUND
                                10/18/99            7,000-           65.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                10/18/99           25,000            65.3000
                                10/18/99           50,000-           65.0000
               THE GABELLI ASSET FUND
                                10/18/99           30,000-           65.0000
               THE GABELLI CAPITAL ASSET FUND
                                10/18/99           40,000-           65.0000










                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CILCORP INC

               THE GABELLI ABC FUND
                                10/18/99           30,000            65.3625
                                10/15/99           19,300            65.2981
                                10/15/99            8,400            65.2985
                                10/14/99            8,500            65.2485
                                10/14/99            4,700            65.3000
                                10/13/99            3,400            65.1750
                                10/18/99          149,300-           65.0000





























          (1) THE DISPOSITIONS ON 10/18/99 WERE IN CONNECTION WITH THE
              MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.